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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-19879) and related Prospectus and Prospectus Supplement of Evans Withycombe Residential, Inc. and Evans Withycombe Residential, L.P. for the registration of various securities described therein and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, Inc. included in its Annual Report (Amendment No. 2 to Form 10-K/A) for the year ended December 31, 1996, and our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, L.P. included in its Registration Statement (Amendment No. 2 to Form 10/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                          ERNST & YOUNG LLP


Phoenix, Arizona
March 19, 1997